UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A
(Rule 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

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(Amendment No.  )

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SUPPORT.COM, INC.
(Name of Registrant as Specified in Its Charter)

VIEX OPPORTUNITIES FUND, LP – SERIES ONE
VIEX GP, LLC
VIEX CAPITAL ADVISORS, LLC
ERIC SINGER
BLR PARTNERS LP
BLRPART, LP
BLRGP INC.
FONDREN MANAGEMENT, LP
FMLP INC.
BRADLEY L. RADOFF
RICHARD BLOOM
BRIAN J. KELLEY
JOSHUA E. SCHECHTER

(Name of Persons(s) Filing Proxy Statement, if Other Than the Registrant)

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VIEX Opportunities Fund, LP – Series One, together with the other participants named herein (collectively, “VIEX”), has made a definitive filing with the Securities and Exchange Commission of a proxy statement and accompanying GOLD proxy card to be used to solicit votes for the election of VIEX’s slate of five highly qualified director nominees to the Board of Directors of Support.com, Inc., a Delaware corporation (the “Company”), at the Company’s 2016 annual meeting of stockholders, or any other meeting of stockholders held in lieu thereof, and any adjournments, postponements, reschedulings or continuations thereof.

On June 24, 2016, VIEX issued the following press release:

SUPPORT.COM STOCKHOLDERS RESOUNDINGLY VOTE TO ELECT ALL FIVE VIEX
NOMINEES BASED ON PRELIMINARY VOTING RESULTS

VIEX Thanks Stockholders for Overwhelming Support

NEW YORK, NY, June 24, 2016 – VIEX Capital Advisors, LLC, together with its affiliates and the other participants in its solicitation (collectively, “VIEX” or “we”), collectively the largest stockholder of Support.com, Inc. (“Support.com” or the “Company”) (NASDAQ:SPRT), with ownership of approximately 14.9% of the Company’s outstanding shares, today announced that, based on the preliminary vote count provided by its proxy solicitor following Support.com’s 2016 Annual Meeting, stockholders have overwhelmingly voted to elect all five VIEX nominees – Richard Bloom, Brian J. Kelley, Bradley L. Radoff, Joshua E. Schechter and Eric Singer – to Support.com’s Board of Directors.

Eric Singer, founder of VIEX, commented “We greatly appreciate the overwhelming support we received from our fellow Support.com stockholders at the Annual Meeting. Rick, Brian, Brad, Josh and I look forward to working with Support.com’s employees and other key stakeholders as we relentlessly pursue the best interests of all Support.com stockholders.”

Final results of the Annual Meeting will be published by the Company once they are certified by the Company’s inspector of elections.

Contact:

Morrow & Co., LLC
John Ferguson
(203) 658-9400
jferguson@morrowco.com